UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2004

The Boston Beer Company, Inc.
(Exact name of registrant as specified in its chapter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

75 Arlington Street, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Mr. James C. Kautz, a Class A Director of the Board of Directors of The Boston Beer Company, Inc., Chairman of the Compensation Committee and member of the Audit and Nominating/Governance Committees, announced his retirement from the Board, effective as of the close of business on October 19, 2004. Copies of his letter to the Board of Directors and the related press release are attached hereto as Exhibits 99.1 and 99.2, respectively. The Company has stated that a search for a new Class A Director is underway and the Board anticipates that the vacancy created by Mr. Kautz' retirement from the Board will be filled before the end of the year.

      The information in this Form 8-K and the Exhibits attached hereto are being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Exhibit 99.1 -- Letter of Mr. Kautz to the Board of Director dated October 19, 2004.

Exhibit 99.2 -- Press Release of The Boston Beer Company, Inc. dated October 20, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.
(Registrant)

Date: October 20, 2004	/s/ Martin F. Roper

Martin F. Roper
Chief Executive Officer
(Signature)*

*Print name and title of the signing officer under his signature.

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